EXHIBIT 4.4

THE SECURITIES BEING SUBSCRIBED FOR HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE TO THE SATISFACTION OF THE ISSUER.

                             BANNER HOLDING CORP.

                            SUBSCRIPTION AGREEMENT



Banner Holding Corp.
120 N. U.S. Hwy One
Tequesta, Florida 33469

Gentlemen:

      1.    SUBSCRIPTION

            (a) The undersigned (the "Investor") hereby subscribes for and agrees to purchase one million three hundred fifty thousand (1,350,000) shares of the Common Stock ("Shares") of Banner Holding Corp., a Florida corporation (the "Company"), in consideration for the payment by the undersigned to the Company of seventeen thousand five hundred fifty dollars ($17,550).

            (b) The Investor acknowledges and agrees that it is not entitled to cancel, terminate or revoke this subscription or any agreements of the Investor hereunder except as otherwise expressly set forth herein; provided, however, that if the Company shall not have accepted this subscription on or before the close of business on the fifth day following its receipt this subscription and all agreements of the Investor hereunder shall be canceled and this Agreement shall be returned to the Investor together with all monies paid herewith without interest or deduction for expenses.

      2.    VERIFICATION OF SUITABILITY AND STATUS AS ACCREDITED

      In order to induce the Company to accept this subscription, and in order to determine that the Investor is qualified to acquire the Shares the Investor represents and warrants that it has ample knowledge, experience and net worth to understand the varied aspects, including the risks, of an investment for Shares. Additionally, the Investor represents and warrants that it is "accredited" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Act").
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      3.    CERTAIN ACKNOWLEDGEMENTS AND AGREEMENTS OF THE INVESTOR

      The Investor understands and agrees that:

            (a) This subscription for Shares may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion.

            (b) Except as provided under applicable state securities laws, this subscription is and shall be irrevocable, except that the Investor shall have no obligations hereunder if this subscription is for any reason rejected.

            (c) No federal or state authority has made any finding or determination as to the fairness of an investment in the Company and no federal or state authority has recommended or endorsed or will recommend or endorse the Shares.

            (d) Because the Investor is domiciled in Florida, the Investor is hereby notified of its right to withdraw its subscription for Shares pursuant to Section 517.05(11) of the Florida Statutes. The Investor represents that it may elect, within three (3) days after the delivery of the Subscription Agreement, to rescind the Subscription Agreement and receive a full refund of all monies paid for the Shares. Such rescission will be without any liability to any person. To accomplish this rescission, the Investor need only send a letter or a telegram to the Company, at the address set forth above, indicating its intention to rescind. If a letter is sent, the Investor under stands that it is advisable that the letter be sent by registered or certified mail, return receipt requested, to ensure that it is received and also to evidence the date on which it is mailed. If the Investor orally requests to rescind, the Investor should ask for written confirmation that the request has been received.

      4.    CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
            THE INVESTOR

      The Investor understands that the Shares are being sold in reliance upon exemptions provided in the Act and/or Regulation D promulgated thereunder for transactions not involving any public offering, and the Investor, for the Investor and for the Investor's successors and assigns, makes the following representations, declarations and warranties with the intent that the same may be relied upon in determining the suitability of the Investor as a purchaser of
Shares:

            (a) THE INVESTOR HAS HAD AN ADEQUATE OPPORTUNITY TO AND HAS CONSULTED ITS OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE INVESTOR.

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            (b) The Company has made available to the Investor and its representative, if any, prior to the execution of this subscription for Shares, the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of an investment for Shares and to obtain any additional information necessary to verify the information given by the Company relative to the financial data and business of the Company, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

            (c) The Investor understands, acknowledges and represents that: (i) the Investor must bear the economic risk of an investment in the Shares for an indefinite period of time; (ii) the Shares have not been registered under the Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Act and state securities laws for transactions not involving any public offering; (iii) the Investor is purchasing the Shares, and any purchase of the Shares will be, for investment purposes only for the account of the Investor and not with any view toward the distribution thereof; (iv) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; (v) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares unless the intended disposition is permissible under and does not violate the Act, any state securities laws or rules or regulations thereunder; and (vi) the Company does not have any obligation at any time to repurchase any Shares from the Investor or to arrange for the purchase by any other person or entity of any Shares owned by the Investor.

            (d) The Investor is aware and acknowledges that: (i) an investment in the Shares is speculative and involves a risk of loss of its entire investment and no assurance can be given of any income from such investment;
(ii) there is no ready market for the Shares and it may not be possible for the Investor to liquidate its investment in case of an emergency; and (iii) in evaluating the suitability of an investment in the Shares, the Investor has not relied upon any representations or other information (whether oral or written) other than as made or given by the Company and from independent investigations made by the Investor or representative(s) of the Investor.

            (e) The Investor has adequate means of providing for all its current and foreseeable needs and contingencies, has no need for liquidity in this investment and can bear the economic risk of the investment.

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            (f) The aggregate amount of the investments of the Investor in, and commitments to, all investments that are illiquid is reasonable in relation to the Investor's net worth.

            (g) The Investor maintains its domicile at the address shown on the signature page of this Subscription Agreement, at which address the Investor has subscribed for the Shares.

            (h) This Subscription Agreement: (i) shall be binding upon the Investor and the successors and assigns of the Investor; (ii) shall be governed, construed and enforced in accordance with the laws of the State of Florida without reference to any principles of conflict of laws (except insofar as affected by the state securities or "blue sky" law of the jurisdiction in which the Investor is domiciled); and (iii) shall survive the purchase of the Shares by the Investor.

      5.    INDEMNIFICATION

      The Investor recognizes that the sale of the Shares to the Investor is being made in reliance upon the Investor's agreements, representations and warranties set forth in Paragraphs 2, 3 and 4 hereof. The Investor hereby agrees to indemnify the Company and its officers and directors for, and to hold each of them harmless against, all liabilities, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Shares by the Investor in violation of the Act or any other applicable laws. In addition, the Investor agrees to indemnify the Company and to hold its officers and directors harmless from and against any and all losses, damages, liabilities or expenses, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such representations and warranties or any failure to fulfill any covenants or agreements set forth herein.






                     [THIS SPACE INTENTIONALLY LEFT BLANK]



      IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Investor has executed this Subscription Agreement.



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
VICKI J. LAVACHE
--------------------------------             -----------------------------------
Subscriber's Name (Please Print)             Signature of Subscriber

                                             JANUARY 26, 1998
--------------------------------             -----------------------------------
Residence Address                            Date of Execution

--------------------------------
City, State, Zip Code

--------------------------------             -----------------------------------
Telephone Number                             Telecopier Number


--------------------------------
Social Security or Taxpayer
  I.D. No.


CHECK APPROPRIATE CATEGORY:                  SUBSCRIPTION AMOUNT:

 [X]  Individual                             Total No. of Shares: 1,350,000

_____ Tenants in Common

_____ Joint Tenants with right
        of survivorship

_____ Tenants by the Entireties

_____ As custodian, trustee, or agent for:


_____ Other (e.g. corporation,
       partnership, etc.)


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